Exhibit 99.2

Footnote Disclosure

(1) Represents securities held directly by Glenn Holdings, L.P. Voting and investment power over the shares are held by Scott Glenn, who may be deemed to be an indirect beneficial owner of the reported securities. Scott Glenn disclaims any beneficial ownership of the reported securities, except to the extent of his pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of
Section 16 or for any other purpose.

(2) Each share of Series A, Series B and Series C Convertible Preferred Stock automatically converts into 0.5 shares of Common Stock upon the closing of the Issuers initial public offering. Each share of Series A, Series B and Series C Convertible Preferred Stock is also convertible at any time at the option of the holder.

(3) Represents securities held directly by Windamere, LLC. Voting and investment power over the shares are generally held by Scott Glenn, the managing member of Windamere, LLC; however, investments or dispositions in excess of certain amounts must be approved by the board of directors of Windamere, LLC. Scott Glenn may be deemed to be an indirect beneficial owner of the reported securities. Scott Glenn disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(4) Represents securities held directly by Windamere II, LLC. Voting and investment power over the shares are generally held by Scott Glenn, the managing member of Windamere II, LLC; however, investments or dispositions in excess of certain amounts must be approved by the board of directors of Windamere II, LLC. Scott Glenn may be deemed to be an indirect beneficial owner of the reported securities. Scott Glenn disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(5) Represents securities held directly by Windamere III, LLC. Voting and investment power over the shares are generally held by Scott Glenn, the managing member of Windamere III, LLC; however, investments or dispositions in excess of certain amounts must be approved by the board of directors of Windamere III, LLC. Scott Glenn may be deemed to be an indirect beneficial owner of the reported securities. Scott Glenn disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.